 As filed with the Securities and Exchange Commission on February 16, 1999
                                                      Registration No. 333-68887

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                            AMENDMENT NO. 2 TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                          LEVEL 3 COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

                     Delaware                                          47-0210602
           (State or other jurisdiction                             (I.R.S. Employer
                of incorporation)                                  Identification No.)

                                ---------------

                               3555 Farnam Street
                             Omaha, Nebraska 68131
                                 (402) 536-3677
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             THOMAS C. STORTZ, ESQ.
              Senior Vice President, General Counsel and Secretary
                               3555 Farnam Street
                             Omaha, Nebraska 68131
                                 (402) 536-3677
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                ---------------

                                with copies to:

                            JOHN S. D'ALIMONTE, ESQ.
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                         New York, New York 10019-6099
                                 (212) 728-8000

   Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this Registration Statement.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

              Subject to Completion, Dated February 16, 1999

Prospectus

                          Level 3 Communications, Inc.

                                Debt Securities
                                Preferred Stock
                               Depositary Shares
                                  Common Stock

                                  -----------

  We will provide specific terms of these securities in supplements to this prospectus.

  You should read this prospectus and any prospectus supplement carefully before you invest.

  See "Risk Factors" on page 1 for a discussion of matters that you should consider before investing in these securities.

                                  -----------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.




                  The date of this prospectus is        , 1999

                             Table of Contents

                                                                            Page
                                                                            ----
About This Prospectus......................................................   1
Where You Can Find More Information........................................   1
Risk Factors...............................................................   1
The Company................................................................   2
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends...........   2
Application of Proceeds....................................................   2
Description of Debt Securities.............................................   3
  General terms of debt securities.........................................   3
  Certificated securities..................................................   4
  Book-entry debt securities...............................................   4
  Merger...................................................................   5
  Events of default, notice and waiver.....................................   6
  Modification of the indentures...........................................   7
  Defeasance and covenant defeasance.......................................   9
  Senior debt securities...................................................  10
  Subordination of subordinated securities.................................  10
  Definition of senior indebtedness........................................  11
  Convertible debt securities..............................................  11
Description of Preferred Stock.............................................  12
  General..................................................................  12
  Dividends................................................................  13
  Redemption...............................................................  14
  Conversion or exchange rights............................................  15
  Rights upon liquidation..................................................  15
  Voting rights............................................................  16
Description of Depositary Shares...........................................  17
  General..................................................................  17
  Dividends and other distributions........................................  17
  Withdrawal of stock......................................................  17
  Redemption of depositary shares..........................................  17
  Voting the preferred stock...............................................  18
  Exchange of preferred stock..............................................  18
  Conversion of preferred stock............................................  18
  Amendment and termination of the deposit agreement.......................  19
  Charges of preferred stock depositary....................................  19
  Resignation and removal of depositary....................................  19
  Miscellaneous............................................................  19
Description of Common Stock................................................  20
Description of Outstanding Capital Stock...................................  20
  Common stock.............................................................  20
  Preferred stock..........................................................  21
  Anti-takeover provisions.................................................  21
Plan of Distribution.......................................................  21
  By agents................................................................  21
  By underwriters..........................................................  22
  To dealers...............................................................  22
  Direct sales.............................................................  22
  Delayed delivery contracts...............................................  22
  General information......................................................  22
Legal Matters..............................................................  23
Experts....................................................................  23

                          About This Prospectus

   This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may, over the next two years, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $3,500,000,000 or the equivalent denominated in foreign currencies or units of two or more foreign currencies. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

                   Where You Can Find More Information

   We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available at the offices of the Nasdaq National Market, in Washington, D.C.

   The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities.

  .  Annual report on Form 10-K/A for the fiscal year ended December 27, 1997

  . Quarterly reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998

  . Current reports on Form 8-K, filed June 9, 1998, September 1, 1998, October 1, 1998, October 5, 1998, December 2, 1998 and December 7, 1998 and on Form 8-K/A, filed April 30, 1998

  .  Registration statements on Forms 8-A/A filed March 31, 1998 and June 10,
     1998

   You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

       Vice President, Investor Relations
       Level 3 Communications, Inc.
       1450 Infinite Drive
       Louisville, CO 80027
       303-926-3000

   You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                               Risk Factors

   Before you invest in our securities, you should carefully consider the risks involved. These risks include, but are not limited to:

  . the risks described in our current report on Form 8-K filed with the SEC on December 7, 1998, which is incorporated by reference in this prospectus; and

  . any risks that may be described in other filings we make with the SEC or in the prospectus supplements relating to specific offerings of securities.

                                The Company

   We engage in the information services, communications and coal mining businesses through ownership of operating subsidiaries and substantial equity positions in public companies. In late 1997, we announced a business plan to increase substantially our information services business and to expand the range of services we offer. We are implementing our business plan by building an advanced communications network based on internet protocol technology.

   Since late 1997, we have substantially increased the emphasis we place on and the resources devoted to our communications and information services business. We intend to become a facilities-based provider of a broad range of integrated communications services. A facilities-based provider is one that owns or leases a substantial portion of the plant, property and equipment necessary to provide its services. To reach this goal, we plan to expand substantially the business of our subsidiary PKS Information Services, Inc. and to create, through a combination of construction, purchase and leasing of facilities and other assets, our communications network. We are designing our network based on internet protocol technology in order to leverage the efficiencies of this technology to provide lower cost communications services.

   Our network will combine both local and long distance networks and will connect customers end-to-end across the U.S. and in Europe and Asia. We expect to complete the U.S. intercity portion of the network during the first quarter of 2001. In the meantime, we have leased a national network over which we began to offer services in the third quarter of 1998. We intend to provide a full range of communications services--including local, long distance, international and internet services.

   Our principal executive offices are located at 3555 Farnam Street, Omaha, Nebraska 68131 and our telephone number is (402) 536-3677. We are constructing a new headquarters outside of Denver, Colorado, which we expect to begin occupying during the summer of 1999.

     Ratio of Earnings to Fixed Charges and Preferred Stock Dividends

   The ratio of earnings to fixed charges for each of the periods indicated is as follows:

     Nine Months Ended
       September 30,        Fiscal Year Ended
     --------------------------------------------
       1998      1997   1997 1996 1995 1994 1993
     ---------- ------------ ---- ---- ---- -----
       --          7.29 5.73 3.87  --   --  20.94

   For this ratio, earnings consist of earnings (loss) before income taxes, minority interest and discontinued operations plus fixed charges excluding capitalized interest. Fixed charges consist of interest expensed and capitalized, plus the portion of rent expense under operating leases deemed by us to be representative of the interest factor, plus, prior to September 30, 1995, preferred stock dividends on preferred stock of its former subsidiary, MFS Communications Company, Inc. We had deficiencies of earnings to fixed charges of $106 million for the nine months ended September 30, 1998, $32 million for 1995 and $42 million for 1994.

                          Application of Proceeds

   Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the offered securities will be used for working capital, capital expenditures, acquisitions and other general corporate purposes. Until we use the net proceeds in this manner, we may temporarily use them to make short-term investments or reduce short-term borrowings.

                      Description of Debt Securities

   This section describes the general terms and provisions of the debt securities. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities.

   The debt securities will be our direct unsecured general obligations and may include debentures, notes, bonds and/or other evidences of indebtedness. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and IBJ Whitehall Bank & Trust Company, as trustee. Senior debt securities will be issued under a senior indenture, and subordinated debt securities will be issued under a subordinated indenture. Together the senior indentures and the subordinated indentures are called indentures.

   We have summarized selected provisions of the indentures below. The summary is not complete. We have also filed the forms of the indentures as exhibits to the registration statement. You should read the indentures for provisions that may be important to you before you buy any debt securities.

General terms of debt securities

   The debt securities issued under each indenture may be issued without limit as to aggregate principal amount, in one or more series. Each indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. Any trustee under either indenture may resign or be removed with respect to one or more series of debt securities issued under that indenture, and a successor trustee may be appointed to act with respect to that series.

   If two or more persons are acting as trustee with respect to different series of debt securities issued under the same indenture, each of those trustees will be a trustee of a trust under that indenture separate and apart from the trust administered by any other trustee. In that case, except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by the trustee may be taken by each of those trustees only with respect to the one or more series of debt securities for which it is trustee.

   A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering and that series. These terms will contain some or all of the following:

  .  the title of the debt securities;

  .  any limit on the aggregate principal amount of the debt securities;

  . the purchase price of the debt securities, expressed as a percentage of the principal amount;

  . the date or dates on which the principal of and any premium on the debt securities will be payable or the method for determining the date or dates;

  . if the debt securities will bear interest, the interest rate or rates or the method by which the rate or rates will be determined;

  . if the debt securities will bear interest, the date or dates from which any interest will accrue, the interest payment dates on which any interest will be payable, the record dates for those interest payment dates and the basis upon which interest shall be calculated if other than that of a 360 day year of twelve 30-day months;

  . the place or places where payments on the debt securities will be made and the debt securities may be surrendered for registration of transfer or exchange;

  . if we will have the option to redeem all or any portion of the debt securities, the terms and conditions upon which the debt securities may be redeemed, including the redemption period and redemption price or prices;

  . any sinking fund or other similar provisions obligating us or permitting a holder to require us to redeem or purchase all or any portion of the debt securities prior to final maturity, including the terms and conditions upon which the debt securities will be redeemed or purchased;

  . the currency or currencies in which the debt securities are denominated and payable if other than U.S. dollars;

  . whether the amount of any payments on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts are to be determined;

  . any additions or changes to the events of default in the respective indentures;

  . any additions or changes with respect to the other covenants in the respective indentures;

  . the terms and conditions, if any, upon which the debt securities may be convertible into common stock or preferred stock, including the initial conversion price or rate and the conversion period;

  . whether the debt securities will be issued in certificated or book-entry form;

  . whether the debt securities will be in registered or bearer form and, if in registered form, the denominations of the debt securities if other than $1,000 and multiples of $1,000;

  . the applicability of the defeasance and covenant defeasance provisions of the applicable indenture; and

  . any other terms of the debt securities consistent with the provisions of the applicable indenture.

   Debt securities may be issued under the indentures as original issue discount securities to be offered and sold at a substantial discount from their stated principal amount. Special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

   Unless otherwise provided with respect to a series of debt securities, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 and multiples of $1,000.

Certificated securities

   Except as otherwise stated in the applicable prospectus supplement, debt securities will not be issued in certificated form. If, however, debt securities are to be issued in certificated form, no service charge will be made for any transfer or exchange of any of those debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange of those debt securities.

Book-entry debt securities

   The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with the depositary identified in the applicable prospectus supplement. Unless it is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred except for transfers of the whole security between the depositary for that global security and its nominee or their respective successors.

   Unless otherwise stated, The Depository Trust Company, New York, New York will act as depositary for each series of global securities. Beneficial interests in global securities will be shown on, and transfers of global securities will be effected only through, records maintained by DTC and its participants.

   DTC has provided the following information to us. DTC is a:

  .  limited-purpose trust company organized under the New York Banking Law;

  .  a "banking organization" within the meaning of the New York Banking Law;

  .  a member of the United States Federal Reserve System;

  . a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  . a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934.

DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in the direct participant's accounts, eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's book-entry system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

   Principal and interest payments on global securities registered in the name of DTC's nominee will be made in immediately available funds to DTC's nominee as the registered owner of the global securities. We and the trustee will treat DTC's nominee as the owner of the global securities for all other purposes as well. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities. It is DTC's current practice, upon receipt of any payment of principal or interest, to credit direct participants' accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC's records. Payments by direct and indirect participants to owners of beneficial interests in the global securities will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." These payments will be the responsibility of the direct and indirect participants and not of DTC, the trustee or us.

   Debt securities represented by a global security will be exchangeable for debt securities in definitive form of like amount and terms in authorized denominations only if:

  . DTC notifies us that it is unwilling or unable to continue as depositary;

  . DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by us within 90 days; or

  . we, in our discretion, determine not to require all of the debt securities of a series to be represented by a global security and notify the trustee of our decision.

Merger

   We generally may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation if certain conditions are met. These conditions are that:

  .  we are the continuing corporation; or

  . the successor corporation, if other than us, formed by or resulting from any consolidation or merger or which receives the transfer of the assets expressly assumes all payments on all the debt securities and the performance and observance of all the covenants and conditions of the applicable indenture; and

  . neither we nor the successor corporation is in default immediately after the transaction under the applicable indenture.

Events of default, notice and waiver

   Senior indenture. The senior indenture provides that the following are events of default with respect to any series of senior debt securities:

  . default for 30 days in the payment of any interest on any debt security of that series;

  . default in the payment of the principal of or premium, if any, on any debt security of that series at its maturity;

  . default in making a sinking fund payment required for any debt security of that series;

  . default in the performance of any of our other covenants in the senior indenture that continues for 60 days after written notice, other than default in a covenant included in the senior indenture solely for the benefit of another series of senior debt securities;

  . the acceleration of the maturity of more than $25,000,000 in the aggregate of any of our other indebtedness, where that indebtedness is not discharged or that acceleration is not rescinded or annulled;

  . certain events of bankruptcy, insolvency or reorganization of us or our property; and

  . any other event of default provided with respect to a particular series of debt securities.

   The senior trustee generally may withhold notice to the holders of any series of debt securities of any default with respect to that series if it considers the withholding to be in the interest of those holders. However, the senior trustee may not withhold notice of any default in the payment of the principal of, or premium, if any, or interest on any debt security of that series or in the payment of any sinking fund installment in respect of any debt security of that series.

   If an event of default with respect to any series of senior debt securities occurs and is continuing, the senior trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series to be due and payable immediately by written notice. Subject to certain conditions, the holders of a majority in principal amount of outstanding debt securities of that series may rescind and annul that acceleration if all events of default, other than the non-payment of accelerated principal or specified portion of accelerated principal, with respect to debt securities of that series have been cured or waived. The senior indenture also provides that holders of not less than a majority in principal amount of any series of outstanding senior debt securities may, subject to some limitations, waive any past default with respect to that series and the consequences of the default. The prospectus supplement relating to any series of senior debt securities which are original issue discount securities will describe the particular provisions relating to acceleration of a portion of the principal amount of those original issue discount securities upon the occurrence and continuation of an event of default. Within 120 days after the close of each fiscal year, we must file with the senior trustee a statement, signed by specified of our officers, stating whether those officers have knowledge of any default under the senior indenture.

   Except with respect to its duties in case of default, the senior trustee is not obligated to exercise any of its rights or powers under the senior indenture at the request or direction of any holders of any series of senior debt securities then outstanding, unless those holders have offered the senior trustee reasonable security or indemnity. Subject to those indemnification provisions and limitations contained in the senior indenture, the holders of not less than a majority in principal amount of any series of the outstanding debt securities issued thereunder will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the senior trustee, or of exercising any trust or power conferred upon the senior trustee.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

   The estimated expenses, other than underwriting discounts and commissions, in connection with the offerings of the Securities are as follows:

   Securities Act Registration Fee..................................   $973,000
   "Blue Sky" Fees and Expenses.....................................     15,000*
   Printing and Engraving Expenses..................................    200,000*
   Legal Fees and Expenses..........................................    200,000*
   Fees of Rating Agencies..........................................     60,000*
   Accounting Fees and Expenses.....................................    100,000*
   Fees of Indenture Trustees (including counsel fees)..............     20,000*
   Miscellaneous....................................................     57,000*
                                                                     ----------
     Total.......................................................... $1,625,000*
                                                                     ==========

--------
* Estimated and subject to future contingencies.

ITEM 15. Indemnification of Directors and Officers.

   Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final action of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

   A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

   In accordance with Section 145 of the DGCL, Article XI of the Company's Restated Certificate of Incorporation (the "Certificate") and the Company's By-laws (the "By-laws") provide that the Company shall indemnify each person who is or was a director, officer or employee of the Company (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Company as director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under subsections 145(a), (b), and (c) of the DGCL or any successor statute. The indemnification provided by the Certificate and the By-laws shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Expenses (including attorneys' fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company. The Certificate further provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

   The By-laws provide that the Company may purchase and maintain insurance on behalf of its directors, officers, employees and agents against any liabilities asserted against such persons arising out of such capacities.

ITEM 16. Exhibits.

  1.1 --  Form of Underwriting Agreement for Debt Securities*
  1.2 --  Form of Underwriting Agreement for Equity Securities*
  4.1 --  Form of Senior Indenture+
  4.2 --  Form of Subordinated Indenture+
  4.3 --  Form of Certificate of Designation for the Preferred Stock (together with Preferred Stock certificate)*
  4.4 --  Form of Senior Debt Security*
  4.5 --  Form of Subordinated Debt Security*
  4.6 --  Form of Deposit Agreement+
  4.7 --  The instruments defining the rights of the holders of the long-term debt securities of the Registrant are omitted pursuant to Section
           (b)(4)(iii)(A) of Item 601 of Regulation S-K. Registrant agrees to furnish supplementally copies of these instruments to the Securities and Exchange Commission upon request.
  5   --  Opinion of Willkie Farr & Gallagher+
 12   --  Statement Regarding Computation of Ratio of Earnings to Fixed Charges
           and Preferred Stock Dividends+
 23.1 --  Consent of PricewaterhouseCoopers LLP
 23.2 --  Consent of PricewaterhouseCoopers LLP
 23.3 --  Consent of Willkie Farr & Gallagher (included in Exhibit 5)+
 24   --  Power of Attorney+
 25.1 --  Statement of Eligibility of Senior Trustee on Form T-1+
 25.2 --  Statement of Eligibility of Subordinated Trustee on Form T-1+

--------
* To be filed by amendment or incorporated by reference to the extent applicable in connection with an offering.
+Previously filed.

ITEM 17. Undertakings.

   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in registration statements on Form S-3 or Form S-8 and the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

   The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise (other than insurance), the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, in connection with the Securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on the 16th day of February, 1999.

                                         Level 3 Communications, Inc.

                                            /s/ Thomas C. Stortz
                                         By: __________________________________

                                           Name:Thomas C. Stortz

                                           Title:Senior Vice President and
                                           Secretary

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons, in the capacities and on the dates indicated.

                Name                         Title
                                                                   Date

                 *                    Chairman of the          February 16,
------------------------------------   Board                       1999
         Walter Scott, Jr.

                 *                    President, Chief         February 16,
------------------------------------   Executive Officer           1999
           James Q. Crowe              and Director

                 *                    Executive Vice           February 16,
------------------------------------   President, Chief            1999
        R. Douglas Bradbury            Financial Officer
                                       and Director
                                       (principal
                                       financial officer)

                 *                    Controller               February 16,
------------------------------------   (principal                  1999
         Eric J. Mortensen             accounting
                                       officer)

                 *                    Director                 February 16,
------------------------------------                               1999
        William L. Grewcock

                 *                    Director                 February 16,
------------------------------------                               1999
          Richard R. Jaros

                Name                            Title                Date

                  *                     Director                 February 16,
-------------------------------------                                1999
          Robert E. Julian

                  *                     Director                 February 16,
-------------------------------------                                1999
          David C. McCourt

                                        Director                 February  ,
-------------------------------------                                1999
         Kenneth E. Stinson

                                        Director                 February  ,
-------------------------------------                                1999
          Michael B. Yanney

     Neil J. Eckstein, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the Registrant's Registration Statement on December 14, 1998.

                                        Attorney-in-fact
      /s/ Neil J. Eckstein
-------------------------------------
          Neil J. Eckstein

                                 EXHIBIT INDEX

                                                                    Sequential
                                                                       Page
 Exhibit                          Description                         Number
 -------                          -----------                       ----------
  1.1    --  Form of Underwriting Agreement for Debt Securities*
  1.2    --  Form of Underwriting Agreement for Equity
              Securities*
  4.1    --  Form of Senior Indenture+
  4.2    --  Form of Subordinated Indenture+
  4.3    --  Form of Certificate of Designation for the Preferred
              Stock (together with Preferred Stock certificate)*
  4.4    --  Form of Senior Debt Security*
  4.5    --  Form of Subordinated Debt Security*
  4.6    --  Form of Deposit Agreement+
  4.7    --  The instruments defining the rights of the holders
              of the long-term debt securities of the Registrant
              are omitted pursuant to Section (b)(4)(iii)(A) of
              Item 601 of Regulation S-K. Registrant agrees to
              furnish supplementally copies of these instruments
              to the Securities and Exchange Commission upon
              request.
  5      --  Opinion of Willkie Farr & Gallagher+
 12      --  Statement Regarding Computation of Ratio of Earnings
              to Fixed Charges and Preferred Stock Dividends+
 23.1    --  Consent of PricewaterhouseCoopers LLP
 23.2    --  Consent of PricewaterhouseCoopers LLP
 23.3    --  Consent of Willkie Farr & Gallagher (included in
              Exhibit 5)
 24      --  Power of Attorney+
 25.1    --  Statement of Eligibility of Senior Trustee on Form
              T-1+
 25.2    --  Statement of Eligibility of Subordinated Trustee on
              Form T-1+

--------
* To be filed by amendment or incorporated by reference to the extent applicable in connection with an offering.
+ Previously filed.